Exhibit 10.11

INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into as of this 26th day of October, 2007, by and among Sierra Holdings Corp. (“Parent”), Avaya Inc. (“Avaya”) and                      (“Director”). Each of Parent and Avaya is referred to as a “Company” and collectively they are referred to as the “Companies”.

RECITALS

WHEREAS, Director performs a valuable service to the Companies in his or her capacity as a director;

WHEREAS, the certificates of incorporation of each Company (the “Charters”) provide for the indemnification of their respective directors, as authorized by the Delaware General Corporation Law, as amended from time to time (the “DGCL”);

WHEREAS, the DGCL and the Charters permit contracts between each Company and its directors, auditors, secretary and other officers with respect to indemnification of such persons; and

WHEREAS, in order to induce Director to serve as a director, the Companies have determined and agreed to enter into this Agreement with Director.

NOW, THEREFORE, in consideration of Director’s continued service as director after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Indemnity of Director; Insurance. Subject to, and to the maximum extent permitted by the Charters, the DGCL or other applicable law, each Company hereby agrees to hold harmless and indemnify Director from and against all matters of whatsoever nature and howsoever arising by reason of or in connection with Director’s provision of services as a director of a Company or any of a Company’s subsidiaries, including, without limitation, claims for monetary damages against Director in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof. During all periods that Director is a director of either Company or of any of their subsidiaries, the Companies shall maintain directors’ and officers’ insurance for the benefit of Director with insurers, and at coverage levels, customary for companies comparable in size and business to the Companies.

2. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 3 hereof, the Companies hereby further agrees to hold harmless and indemnify Director:

(a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Director becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of a Company) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, auditor, secretary, other officer or agent of a Company, or is or was serving or at any time serves at a Company’s request as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, a Company’s Charter, bylaws, or other governing document or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, such changes shall be, ipso facto, within the purview of Director’s rights and the Companies’ obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

3. Limitations on Indemnity. The Companies will not provide indemnity pursuant to Sections 2 and 4 hereof:

(a) on account of any determination or judgment against Director solely for an accounting of profits made from the purchase or sale by Director of securities of a Company pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto;

(b) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Director by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Companies;

(c) if indemnification is not lawful under the DGCL or otherwise; or

(d) with respect to proceedings or claims initiated or brought voluntarily by Director and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL unless otherwise determined by the board of directors of a Company.

4. Continuation of Indemnity. All agreements and obligations of the Companies contained herein shall continue during the period Director is a director, officer, employee or other agent of a Company (or is or was serving at the request of a Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Director was serving in the capacity referred to herein.

5. Partial Indemnification. Subject to the exclusions in Section 3 hereof, Director shall be entitled under this Agreement to indemnification by the Companies for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Director becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Companies shall indemnify Director for the portion thereof to which Director is entitled.

6. Notification and Defense of Claim. Not later than thirty (30) days after Director’s receipt of notice of the commencement of any action, suit or proceeding with respect to which Director may make a claim in respect thereof against the Companies under this Agreement, Director will notify the Companies of the commencement thereof; but any omission to so notify the Companies will not relieve the Companies of any liability they may have to Director under this Agreement except to the extent, and only to the extent, it can be shown that Director’s failure to timely notify materially prejudiced the Companies in their defense of such action, suit or proceeding. Further, no such failure to notify shall relieve the Companies of any liability either of them may have to Director otherwise than under this Agreement.

With respect to any such action, suit or proceeding for which Director provides notice to the Companies of the commencement thereof:

(a) the Companies will be entitled to participate therein at their own expense;

(b) except as otherwise provided below, the Companies may, at their option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the Companies to Director of their election to assume the defense thereof, the Companies will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof, except for reasonable costs of investigation or otherwise as provided below. Director shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Companies of their assumption of the defense thereof shall be at the expense of Director unless (i) the Companies authorize Director’s employment of separate counsel, (ii) Director reasonably concludes, and so notifies the Companies, that there is an actual conflict of interest between the Companies and Director in the conduct of the defense of such action, or (iii) the Companies shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Director’s separate counsel shall be at the Companies’ expense. The Companies shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of a Company or as to which Director shall have made the conclusion provided for in clause (ii) above;

(c) the Companies shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without their written consent, which shall not be unreasonably withheld. The Companies shall be permitted to settle any action in their discretion, provided, however, that any such settlement of an action with respect to which Director is to be indemnified hereunder shall include a full, unconditional release of Director, and provided further that no settlement may impose any penalty or limitation on Director without Director’s written consent, which Director may give or withhold in Director’s sole discretion;

(d) the Companies shall advance all expenses Director incurs in connection with such proceeding promptly following Director’s delivery of a written (i) request therefor and (ii) undertaking to repay said amounts if it is determined ultimately that Director is not entitled to be indemnified under the provisions of this Agreement, the Charters, the DGCL or otherwise; and

(e) if, at the time of the receipt of a notice of a claim pursuant to this Section 6, the Companies have directors’ and officers’ liability insurance in effect, the Companies shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in their respective policies. The Companies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Director, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

7. Enforcement. Any right to indemnification or advances granted by this Agreement to Director shall be enforceable by or on behalf of Director in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within thirty (30) days of request therefor. Director, in such enforcement action, if successful in whole or in part, shall also be entitled to be paid the expense of prosecuting his or her claim. Neither the failure of the Companies (including their boards of directors or their stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Director is proper in the circumstances, nor an actual determination by the Companies (including their boards of directors or their stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Director is not entitled to indemnification under this Agreement or otherwise.

8. Non-Exclusivity of Rights. The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of the Charters, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Director in whole or in part, it is agreed that, in such event, the Companies shall, to the fullest extent permitted by law, contribute to the payment of Director’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Companies or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Director to meet the standard of conduct set forth in the DGCL, or (ii) any limitation on indemnification set forth herein

10. Survival of Rights.

(a) The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director, officer, employee or other agent of a Company or to serve at the request of a Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, and shall inure to the benefit of Director’s heirs, executors and administrators.

(b) Each Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent such Company would be required to perform if no such succession had taken place.

11. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Companies shall nevertheless indemnify Director to the fullest extent provided by the Charters, the DGCL or any other applicable law.

12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.

15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Director, at the address indicated on the signature page hereof.

(b) If to a Company, to:

AVAYA INC.

211 MT. AIRY ROAD

BASKING RIDGE, NEW JERSEY 07920

ATTENTION: GENERAL COUNSEL

18. Merger. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any and all prior agreements and understandings between them with respect thereto.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SIERRA HOLDINGS CORP.

By:
Name:
Title:

AVAYA INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

INDEMNITEE:

(signature)

(name)

(address)